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                                                                    Exhibit 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated March 23, 1998 (which report contains an explanatory paragraph that describes a condition that raises substantial doubt as to the ability of the Company to continue as a going concern) relating to the financial statements of InnoPet Brands Corp. appearing in such Prospectus. We also concent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.

                                           RACHLIN COHEN & H0LTZ



Fort Lauderdale, Florida
June 18, 1998